Phoenix Life Science International Limited 8-K

Exhibit 99.2

Phoenix Life Signs Exclusive Agreement with Vanuatu Government for 25-Year Diabetes Management Program and Global Medical Cannabis Export License

DENVER, CO and Port Vila, Vanuatu – June 4, 2019 – Phoenix Life Sciences International Limited (OTC: PLSI) (“Phoenix Life”, the “Company”), an adaptive healthcare solutions company, today announced that it has signed a binding Memorandum of Understanding (MOU) between the Company and the Ministry of Health on behalf of the Government of Vanuatu, located in the South Pacific. The MOU includes an exclusive 25-year diabetes management program, the creation of a national healthcare network, medical cannabis licensing and approval for Phoenix Life to export globally, both medical products for the targeted treatment of diabetes and generic medical cannabis products from the Republic of Vanuatu.

With this agreement, Phoenix Life will work with the Ministry of Health to establish a National Network of Community Healthcare Clinics and Dispensing Pharmacies throughout the country to manage the national Type 2 diabetes epidemic for a minimum of the next 25 years. These clinics will also provide dispensing of Phoenix Life’s diabetes management product, Phoenix Metabolic, as an alternative to insulin for the nations forecast more than 50,000 type 2 diabetics and an expected 50,000 high risk pre-diabetics.

Phoenix Metabolic uses active ingredients from extracts from the cannabis sativa plant, combined with bioavailability enhancement ensuring high levels of efficacy and safety in its use in managing type 2 diabetes and its complications. It is accurately dosed, doctor prescribed, pharmacy dispensed. By being non-psychoactive, is also ensures no impairment to the patient.

Phoenix Life is authorized to conduct screenings throughout the Republic of Vanuatu, including at Vila Central Hospital, to assess health conditions such as blood sugar levels, hypertension and overall wellness, among Ni-Vanuatu citizens. The work done at these Community Healthcare Clinics and Dispensing Pharmacies and the Company’s screening locations will provide a platform for patient access.

“This agreement is one of the core building blocks for our licensing, medical trials and the deployment of our strategy for launching programs to improve the treatment of type 2 diabetes and its complications on a global basis,” said Phoenix Life CEO and Founder, Martin Tindall. “We are thankful for this partnership with the Republic of Vanuatu and we look forward to creating a long and fruitful working relationship.”

Phoenix Life has already received an exemption from the Ministry of Health for the importation of products derived from medical cannabis to treat diabetes in compliance with the Dangerous Drugs Act for initial trials. The Company has also been approved to globally export medical products from Vanuatu for both the targeted diabetes products and generic medical cannabis products.

Additionally, as part of the agreement, Phoenix Life plans to develop training programs to educate medical professionals and support personnel on the best practices, uses of medical cannabis and improved management of type 2 diabetes and its complications. These programs will be created in conjunction with leading universities and colleges from the United States, Australia, New Zealand and The Republic of Vanuatu.

Phoenix Life intends to make this same program available to Governments and their health agencies throughout the world, and more specifically to the least developed countries and developing countries that cannot afford insulin programs. By creating this affordable program to bring solutions to those suffering from type 2 diabetes and its complications to these countries and their people, Phoenix Life is positioning itself to address the health and wellness of millions of diabetics worldwide.

To learn more about Phoenix Life Sciences International, please visit https://phoenixlife.co/. To learn more about Phoenix Life’s work in Vanuatu and how to register for blood sugar screenings, please visit https://phoenixlife.vu.

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About Phoenix Life Sciences International Limited

Phoenix Life Sciences International Limited is an adaptive healthcare solutions company. Our business is to advance research and integrate programs and manufacturing of products that target and treat diabetes, pain, cancer, and address psychological, neurological, autoimmune and sleep disorders. We strive to create partnerships and integrate these programs for human health into communities worldwide as part of our Global Health Initiative.

FORWARD-LOOKING STATEMENTS

Information contained in this press release regarding Phoenix Life Sciences International, Limited and its subsidiaries, (the “Companies”) may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Companies herein are expressly qualified in their entirety by the above-mentioned cautionary statement. The Companies disclaim any obligation to update forward-looking statements contained in this press release, except as may be required by law.

FOOD AND DRUG ADMINISTRATION (FDA) DISCLOSURE

These statements have not been evaluated by the FDA and therefore the products sold by Phoenix Life Sciences International are not available in the U.S.

LEGAL DISCLOSURE

Phoenix Life Sciences International does not sell or distribute any products in the United States that are in violation of the United States Controlled Substances Act (US.CSA). This company does not grow, sell, and distribute cannabis-based products in the United States and is solely involved with the legal distribution of medical cannabis-based products within certain international markets outside of the United States where it is federally approved and in compliance with the 1961 Single Convention on Narcotics.

Investor Contact:

Phone: 1.888.717.5655 or international +1.720.699.7222

E-mail: investor.relations@phoenixlife.co

Media Contact:

Kathryn Reinhardt

CMW Media

Kathryn@cmwmedia.com

619-972-3089